Exhibit 4.1

Execution Version

STOCKHOLDERS’ AGREEMENT
by and among
PROJECT AURORA PARENT, INC.
and
THE STOCKHOLDERS NAMED HEREIN

Dated as of February 5, 2016

	5.4 Certain Provisions Applicable to Awards, Options, Warrants and Convertible Securities.	25
	5.5 Acquired Shares.	25
	5.6 Period.	25
6.	COVENANTS	25
	6.1 Directors’ and Officers’ Insurance.	25
	6.2 Confidentiality.	26
	6.3 Other Business Opportunities.	27
	6.4 Non-Solicit.	27
	6.5 Information Rights.	27
	6.6 Affiliate Transactions.	28
7.	REMEDIES.	29
	7.1 Generally.	29
	7.2 Deposit.	29
8.	LEGENDS.	30
	8.1 Restrictive Legend.	30
	8.2 1933 Act Legends.	31
	8.3 Stop Transfer Instruction.	31
	8.4 Termination of 1933 Act Legend.	31
9.	AMENDMENT, TERMINATION, ETC.	31
	9.1 Oral Modifications.	31
	9.2 Written Modifications.	31
	9.3 Effect of Termination.	32
10.	DEFINITIONS.	32
	10.1 Certain Matters of Construction.	32
	10.2 Definitions.	32
11.	MISCELLANEOUS.	39
	11.1 Authority; Effect.	39
	11.2 Notices.	39
	11.3 Binding Effect, Etc.	40

	11.4 Descriptive Headings.	41
	11.5 Counterparts.	41
	11.6 Severability.	41
	11.7 No Recourse.	41
12.	GOVERNING LAW.	41
	12.1 Governing Law.	41
	12.2 Consent to Jurisdiction; Venue; Service.	42
	12.3 WAIVER OF JURY TRIAL.	42
	12.4 Exercise of Rights and Remedies.	43
	12.5 Waiver of Sovereign Immunity.	43

STOCKHOLDERS’ AGREEMENT
This Stockholders’ Agreement (the “Agreement”) is made as of February 5, 2016 by and among:

(i)	Project Aurora Parent, Inc., a Delaware corporation (the “Company”);

(ii)
Silver Lake Partners IV, L.P., a Delaware limited partnership (together with its Permitted Transferees, “SLP IV”), and Silver Lake Technology Investors IV, L.P., a Delaware limited partnership (collectively with SLP IV, and together with their Permitted Transferees, “Silver Lake”);

(iii)
Thoma Bravo Fund XI, L.P., a Delaware limited partnership (“TB Fund XI”), Thoma Bravo Fund XI-A, L.P., a Delaware limited partnership (“TB Fund XI-A”), Thoma Bravo Executive Fund XI, L.P., a Delaware limited partnership (“TB Exec Fund”), Thoma Bravo Special Opportunities Fund II, L.P., a Delaware limited partnership (“TB SOF II”) and Thoma Bravo Special Opportunities Fund II-A, L.P., a Delaware limited partnership (“TB SOF II-A”, collectively with TB Fund XI, TB Fund XI-A, TB Exec Fund, TB SOF II, and together with their Permitted Transferees, “Thoma Bravo”);

(iv)	SLP Aurora Co-Invest L.P. (together with its Permitted Transferees, the “SL Co-Investor”);

(v)
Howard Hughes Medical Institute, AlpInvest Partners Co-Investments 2014 I C.V., AlpInvest Partners Co-Investments 2014 II C.V., AM 2014 CO C.V., AlpInvest GA CO C.V., SMRS-TOPE LLC, Meranti Fund L.P., HarbourVest Global Annual Private Equity Fund L.P., HarbourVest 2015 Global Fund L.P., HarbourVest Partners X Buyout Fund LP., HarbourVest Partners X AIF Buyout L.P., HarbourVest Partners IX-Buyout Fund L.P., NPS Co-Investment (A) Fund L.P., Lexington Co-Investment Holdings III, L.P., The Prudential Insurance Company of America, Prudential Legacy Insurance Company of New Jersey, Hermes USA Investors Venture II, LP, NB Crossroads XX - MC Holdings LP, NB Crossroads XXI - MC Holdings LP, NB Wildcats Fund LP, NB RP Co-Investment & Secondary Fund LLC, NB Sonoran Fund Limited Partnership, TFL Trustee Company Limited as Trustee of the TFL Pension Fund, NB - Iowa's Public Universities LP, NB PEP Holdings Limited, Neuberger Berman Insurance Fund Series of the SALI Multi-Series Fund, L.P., and NB Strategic Co-Investment Partners II Holdings LP (each a “TB Co-Investor” and collectively, together with their Permitted Transferees, the “TB Co-Investors”);

(vi)
the Persons who (i) are listed on the signature page hereof as “Managers,” (ii) are Recipients of any Award under the Management Equity Plan and become a party hereto in respect thereof or (iii) from time to time become party hereto by executing a counterpart signature page hereof in the form attached hereto as

Exhibit A as a “Manager” (all such categories of Persons, together with their Permitted Transferees, the “Managers”); and

(vii)
such other Persons, if any, that from time to time become parties hereto pursuant to the terms hereof (together with their respective Permitted Transferees, and collectively with Silver Lake, Thoma Bravo, the SL Co-Investor, the TB Co-Investors and the Managers, the “Stockholders”).

RECITALS
WHEREAS, the Company is the indirect parent of SolarWinds Holdings, Inc., a Delaware corporation (“Holdings”) and Project Aurora Merger Corp., a Delaware corporation (“Merger Subsidiary”);
WHEREAS, Holdings and Merger Subsidiary are party to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 21, 2015, by and among Holdings, Merger Subsidiary and SolarWinds, Inc., a Delaware corporation (“SolarWinds”);
WHEREAS, pursuant to the Merger Agreement, at the Closing (as defined below), Merger Subsidiary will be merged with and into SolarWinds, with SolarWinds being the surviving corporation;
WHEREAS, upon the consummation of the Closing, the Company’s capital stock will be held as set forth on Schedule I hereto; and
WHEREAS, the parties hereto believe that it is in the best interests of the Company and the Stockholders to enter into this Agreement to set forth herein their agreements on certain matters relating to the governance of the Company and the rights and obligations of the Stockholders.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.EFFECTIVENESS; DEFINITIONS.
1.1.    Closing; Effective Time. This Agreement will become effective upon consummation of the closing under the Merger Agreement (the “Closing”).
1.2.    Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10 hereof.
2.VOTING AGREEMENT.
2.1.    Election of Directors. Each Stockholder hereby agrees to cast (or cause to be cast) all votes to which such Stockholder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, (a) to fix the number of members of the board of directors of the Company (the “Board”) at nine (9) or such other number as may be specified from time to time by the Lead Investors acting together and (b) unless otherwise determined by the Lead Investors acting together, to elect the following Persons as members of the Board: (i) the then-presiding CEO of the Company; (ii) four (4) individuals nominated by SLP IV (the “SL Directors”); (iii) one (1) individual nominated by TB Fund XI (the “TB XI VCOC Director”); (iv) one (1) individual nominated by TB Fund XI-A (the “TB XI-A VCOC Director”); (v) one (1) individual nominated by TB SOF II (the “TB SOF II VCOC Director”) and (vi) one (1) individual nominated by TB SOF II-A (the “TB SOF II-A VCOC Director” and collectively, with the TB XI VCOC Director, the TB XI-A VCOC Director and the TB SOF II VCOC Director, the “TB VCOC Directors”). The size and composition of the board of directors (or equivalent governing body) of each of the Company’s Subsidiaries (each, a “Sub Board”) and of each committee of the Board or Sub Board (each, a “Committee”) shall be as determined by the Board and Silver Lake, on the one hand, and collectively, TB Fund XI, TB Fund XI-A, TB SOF II and TB SOF II-A (collectively with TB Fund XI, TB Fund XI-A and TB SOF II, the “TB VCOCs”), on the other hand, shall have the same number of representatives on such Sub Board or Committee, unless otherwise consented to by Silver Lake or Thoma Bravo, as applicable. Any TB VCOC and SLP IV may assign their rights under this Article 2 to any Affiliate that directly or indirectly holds any Shares.
2.2.    Removal of Directors. No SL Director appointed in accordance with Section 2.1 may be removed without the consent of SLP IV, no TB VCOC Director appointed in accordance with Section 2.1 may be removed without the consent of the TB VCOC entitled to nominate such TB VCOC Director and no director who is neither an SL Director nor a TB VCOC Director may be removed without the consent of the Lead Investors. For the avoidance of doubt, any vacancy caused by the death, resignation or removal of a TB VCOC Director or a SL Director may only be filled by the TB VCOC entitled to nominate such TB VCOC Director or SLP IV, as applicable.
2.3.    Voting of Shares. From and after the date hereof, each holder of Shares (other than a Lead Investor) hereby agrees to cast (or cause to be cast) all votes (if any) to which such holder is entitled in respect of such Shares, at any annual or special meeting, by written consent or otherwise, and shall take all other necessary or desirable actions (including attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), in each case to effectuate any corporate action on the part of the Company or any of its Subsidiaries in accordance with this Agreement. Without limiting the generality of the foregoing, each holder of Shares agrees as follows:
2.3.1.    Each Stockholder (other than the Lead Investors) agrees to cast all votes to which such Stockholder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Lead Investor Shares are voted by the Lead Investors to approve any sale, recapitalization, merger, consolidation, reorganization or any other transaction or series of transactions involving the Company or any of its Subsidiaries (or all or any portion of their respective assets) in connection with, or in furtherance of, any Significant Disposition or the exercise by the Lead Investors of their rights under Section 4.2.

2.3.2.    Each Stockholder (other than the Lead Investors) agrees to cast all votes to which such Stockholder is entitled in respect of the Shares, whether at any annual or special meeting, by written consent or otherwise, in the same proportion as Lead Investor Shares are voted by the Lead Investors to approve any amendment to the Company’s certificate of incorporation that is approved by the Board and each of the Lead Investors, including without limitation to increase the number of authorized shares of Common Stock to the extent necessary to permit the Company to comply with the provisions of its certificate of incorporation or any agreement to which the Company is a party.
2.4.    Grant of Proxy. Each Stockholder (other than the Lead Investors) hereby grants to the Lead Investors, acting together, a proxy to vote such Stockholder’s Shares in accordance with such Stockholder’s agreements contained in this Section 2, including in any action by written consent, which proxy is irrevocable and coupled with an interest and will remain in effect until the provisions of this Section 2 expire pursuant to Section 2.6.
2.5.    The Company. The Company agrees not to give effect to any action by any Stockholder or any other Person that is in contravention of this Section 2.
2.6.    Period. The foregoing provisions of this Section 2 will expire on the earlier of (a) a Change of Control, (b) the last date permitted by applicable law and (c) with respect to Managers, immediately prior to the effectiveness of the Company’s registration statements in connection with a Qualified Public Offering.
3.TRANSFER RESTRICTIONS. Each Stockholder understands and agrees that the Shares held by such Stockholder on the date hereof have not been registered under the Securities Act or under any state securities laws. No Stockholder will Transfer (or solicit any offers in respect of any Transfer of such Shares) any of such Stockholder’s Shares to any other Person except as provided in this Section 3 and in compliance with the Securities Act and any applicable state securities laws. No Stockholder shall avoid the restrictions or obligations set forth in this Section 3 by undergoing an ownership change itself or Transferring any Shares to any other Person and then Transferring or permitting the Transfer of such other Person in whole or in part.
3.1.    Permitted Transferees.
3.1.1.    Affiliates. Any holder of Equity Investor Shares may Transfer any or all of such Equity Investor Shares to an Affiliate of such holder; provided that, in no event shall any portfolio company or other investment of any Lead Investor or Co-Investor be considered an Affiliate for purposes of any Transfer of Equity Investor Shares (i.e., Transfers of Equity Investor Shares by a holder of Equity Investor Shares to any of its portfolio companies or other investments are not permitted hereunder).
3.1.2.    Estate Planning. Subject to the provisions of any other agreement among the Company and the Stockholder (if applicable), any Stockholder who is a natural person may Transfer any or all of such Stockholder’s Shares (a) by gift to, or for the benefit of, any Members of the Immediate Family of such Stockholder or (b) to a trust (or limited liability company, partnership or other estate planning vehicle) for the benefit of such Stockholder and/or any Members of the Immediate Family of such Stockholder; provided, that the trust instrument governing such trust (or limited liability company agreement or partnership agreement, as applicable) must provide that such Stockholder, as trustee (or managing member, manager, general partner or otherwise, as applicable), must retain sole and exclusive control over the voting and disposition of such Shares until the termination of the provisions of Section 3 of this Agreement.
3.1.3.    Upon Death. Subject to the provisions of any other agreement among the Company and the Stockholder (if applicable), if applicable, upon the death of any Stockholder who is a natural person, such Stockholder’s Shares may be distributed by the will or other instrument taking effect at death of such Stockholder or by applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such Stockholder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such Stockholder.
Any Shares Transferred in accordance with this Section 3.1 will remain Lead Investor Shares, Co-Investor Shares or Management Shares, as the case may be, and will be subject to all of the provisions of this Agreement applicable to such Shares; provided that Shares that are Transferred to any director, officer or employee of, or consultant or adviser to, the Company or any of its Subsidiaries by a holder of Lead Investor Shares will thereafter become Management Shares hereunder. No Transfer shall be permitted under the terms of this Section 3.1, and any Transfer permitted under the terms of this Section 3.1 shall not be effective, unless the transferee of such Shares (each, a “Permitted Transferee”) has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Permitted Transferee will be bound by, and be a party to, this Agreement as the holder of Lead Investor Shares, Co-Investor Shares or Management Shares hereunder, as the case may be and in accordance with the prior sentence; provided, that no Transfer by any Stockholder to a Permitted Transferee will relieve such Stockholder of any of his, her or its obligations under this Agreement; and provided further that, as a condition to such Transfer, the Permitted Transferee and Stockholder will agree that, if at any time the Permitted Transferee ceases to be a Permitted Transferee of such Stockholder following such Transfer, the Permitted Transferee will immediately Transfer the Shares back to such Stockholder. In connection with any Transfer by a Stockholder pursuant to Sections 3.1.1 or 3.1.2, such Stockholder shall provide written notice to the Company of such Transfer not less than ten (10) business days prior to effecting such Transfer, which notice shall state the name and address of each Permitted Transferee to whom such Transfer is proposed to be made, the relationship of such Permitted Transferee to the Transferring Stockholder, and the number of Shares proposed to be Transferred to such Permitted Transferee.
3.2.    Tag-Along, Drag-Along, Etc. In addition to Transfers permitted under Section 3.1 and Section 3.3,
(a)    a Lead Investor may Transfer any of its Lead Investor Shares (i) with the prior written consent of the other Lead Investor and provided such transferring Lead Investor has complied with the “tag along” provisions contained in Section 4.1, (ii) if the

Lead Investors have exercised their “drag along” rights set forth in Section 4.2; or (iii) at any time on or before the 120th day after the Closing without complying with the provisions of Sections 4.1 and 4.2 if, after giving effect to such Transfer, such Lead Investor and its Affiliates will continue to own not less than sixty-five percent (65%) of the aggregate Shares originally issued to such Lead Investor plus (a) in the case of Silver Lake, the Shares issued to the SL Co-Investor or (b) in the case of Thoma Bravo, the Shares issued to the TB Co-Investors; provided that (I) any Transfer pursuant to this clause (iii) must be, at the option of the Transferring Lead Investor, either at cost without any accrued yield or at a price equal to cost plus accrued yield (to be determined in good faith by the Transferring Lead Investor), (II) the Lead Investors will consult with each other in respect to any Transfers pursuant to this clause (iii) and (III) any such Transferee must agree to be bound by the terms hereof as a Co-Investor; provided further that in connection with any Transfer by a Lead Investor (other than pursuant to the foregoing clause (iii)), the Lead Investors will negotiate in good faith such amendments to this Agreement, the Company’s certificate of incorporation and bylaws and any other applicable agreements or documents as may be customary and/or appropriate in connection with such Transfer to more fairly reflect the rights and obligations of each Lead Investor therein commensurate with each such Lead Investor’s equity interest in the Company after giving effect to such Transfer (including Board representation rights);
(b)    any Stockholder may Transfer any or all of such Stockholder’s Shares in accordance with the provisions, terms and conditions of Section 4.1 and Section 4.2;
(c)    any Manager may Transfer to the Company or the Lead Investors any shares of Award Stock pursuant to the terms of the Management Equity Plan; and
(d)    any Stockholder may Transfer any or all of such Stockholder’s Shares with the prior written consent of all of the Lead Investors.
Unless otherwise specified in writing by each of the Lead Investors, (i) any Shares Transferred in accordance with Section 4.1 or 4.2 shall immediately and automatically become (and the Prospective Buyer will receive) Co-Investor Shares, (ii) any Shares Transferred to any Lead Investor shall thereafter become Lead Investor Shares hereunder and (iii) any Shares or Award Stock Transferred to the Company pursuant to this Agreement or the Management Equity Plan will conclusively be deemed thereafter not to be Shares under this Agreement and not to be subject to any of the provisions hereof or entitled to the benefit of any of the provisions hereof. No Transfer shall be permitted under the terms of this Section 3.2, and any Transfer permitted under the terms of this Section 3.2 shall not be effective, unless the transferee (to the extent not the Company) of such Shares has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such transferee will be bound by, and be a party to, this Agreement as the holder of Lead Investor Shares, Co-Investor Shares or Management Shares hereunder, as the case may be.
3.3.    Post-IPO Transfers. Upon and following the Initial Public Offering of the Company or the closing of an acquisition of shares of any publicly traded company by the Stockholders in exchange for Shares, (x) no Lead Investor shall Transfer its Shares (or shares of any publicly traded company acquired by the Lead Investors in exchange for such Shares) without the consent of the other Lead Investor and (y)(i) the SL Co-Investor hereby agrees that it will, and each of the other Stockholders agrees that the SL Co-Investor shall be entitled to, Transfer its Shares (or shares of any publicly traded company acquired by the SL Co-Investor in exchange for such Shares) at the same time, on the same terms and conditions and in the same proportions as Silver Lake, and not in any other instance, unless all of the Lead Investors agree to permit such Transfer; provided that the Lead Investors may not agree to reduce the amounts the SL Co-Investor is entitled to Transfer pursuant to this clause (y)(i) without the consent of the SL Co-Investor, and (ii) each TB Co-Investor hereby agrees that it will, and each of the other Stockholders agrees that each TB Co-Investor shall be entitled to, Transfer its Shares (or shares of any publicly traded company acquired by the TB Co-Investors in exchange for such Shares) at the same time, on the same terms and conditions and in the same proportions as Thoma Bravo, and not in any other instance, unless all of the Lead Investors agree to permit such Transfer; provided that the Lead Investors may not agree to reduce the amounts any TB Co-Investor is entitled to Transfer pursuant to this clause (y)(ii) without the consent of such TB Co-Investor. The SL Co-Investor and each TB Co-Investor constitute and appoint SLP IV or Thoma Bravo, respectively, with full power of substitution, as such SL Co-Investor’s or TB Co-Investor’s, as applicable, true and lawful representative and attorney-in-fact, in such SL Co-Investor’s or TB Co-Investor’s, as applicable, name, place and stead, to execute and deliver any and all agreements, including stock powers, that SLP IV or Thoma Bravo, as applicable, reasonably believes are consistent with this Section 3.3. The foregoing power of attorney is coupled with an interest and, to the maximum extent permitted by applicable law, will continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of the SL Co-Investor or any TB Co-Investor, as applicable. Each of the Co-Investors will hold all Shares owned by it following the Initial Public Offering in book-entry form at the relevant transfer agent. Each of the SL Co-Investor and each TB Co-Investor will take or cause to be taken all such actions as may be necessary or reasonably desirable in order to consummate expeditiously each Transfer pursuant to this Section 3.3 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, including any necessary opinions and otherwise cooperating with Silver Lake and Thoma Bravo, as the case may be. Upon and following the Initial Public Offering of the Company or the closing of an acquisition of shares of any publicly traded company by the Stockholders in exchange for Shares, each Manager agrees that, unless otherwise mutually agreed to by the Lead Investors, such Manager will not Transfer any Shares (or any shares of such publicly traded company acquired by the Manager in exchange for such Shares) except that (x) during the first year following the consummation of the Initial Public Offering of the Company, such Manager may Transfer up to such number of Shares (or any shares of such publicly traded company acquired by the Manager in exchange for such Shares) that would result in such Manager having sold a percentage of the Shares (or the shares of such publicly traded company acquired by the Manager in exchange for such Shares) held by the Manager at the time of the Initial Public Offering of the Company (or at the time of the closing of such acquisition of shares of such publicly traded company) which is equal to the percentage of Shares (or shares of a publicly traded company acquired in exchange for such Shares) that have been sold by the Equity Investors, collectively, in connection with or following the Initial Public Offering of the Company (or the closing of such acquisition of shares of such publicly traded company) relative to the number of Shares held collectively by the Equity Investors at the time of the Initial Public Offering (or shares of such publicly traded company collectively acquired by the Equity Investors at the time of the closing of such acquisition of shares of such publicly traded company) and (y) from and after the first year anniversary of the Initial Public Offering of the Company, such Manager may Transfer the greater of (1) in any calendar year, up to one-third of the Shares (or any shares of such publicly traded company acquired by the Manager in exchange for such Shares) held by the Manager as of the beginning of such calendar year and (2) up to such number of Shares (or any shares of such publicly traded company acquired by the Manager in exchange for such Shares) that would result in such Manager having sold a percentage of the Shares (or the shares of such publicly traded company acquired by the Manager in exchange for such Shares) held by the Manager at the time of the Initial Public Offering of the Company (or at the time of the closing of such acquisition of shares of such publicly traded company) which is equal to the percentage of Shares (or shares of a publicly traded company acquired in exchange for such Shares) that have been sold by the Equity Investors, collectively, in connection with or following the Initial Public Offering of the Company (or the closing of such acquisition of shares of such publicly traded company) relative to the number of Shares held collectively by the Equity Investors at the time of the Initial Public Offering (or shares of such publicly traded company collectively acquired by the Equity Investors at the time of the closing of such acquisition of shares of such publicly traded company). Notwithstanding anything to contrary contained herein, in the case of the Initial Public Offering of the Company, the restrictions set forth in this Section 3.3 with respect to any Stockholder shall be of no further effect with respect to the Shares as of the earlier of (i) the third anniversary of the closing of the Initial Public Offering of the Company, and (ii) the time at which the Equity Investors own less than 25% of the Shares held by the Equity Investors at the time of the Initial Public Offering of the Company; provided that (a) the rights of the SL Co-Investors pursuant to clause (y)(i) of the first sentence of this Section 3.3 above may be extended with the consent of SLP IV and (b) the rights of the TB Co-Investors pursuant to clause (y)(ii) of the first sentence of this Section 3.3 above may be extended with the consent of Thoma Bravo. Notwithstanding anything to contrary contained herein, in the case of an acquisition of shares of any publicly traded company by the Stockholders in exchange for Shares, the restrictions set forth in this Section 3.3 with respect to any Stockholder shall be of no further effect with respect to such shares of such publicly traded company as of the earliest of (i) the second anniversary of the closing of such acquisition of shares of such publicly traded company, (ii) the time at which the Equity Investors own less than 25% of the shares of such publicly traded company acquired by the Equity Investors at the time of the closing of such acquisition of shares of such publicly traded company and (iii) the time at which either Lead Investor owns less than 5% of the issued and outstanding shares of such publicly traded company.
3.4.    Impermissible Transfer. Any attempted Transfer of Shares not permitted under the terms of this Section 3 will be null and void, and the Company will not in any way give effect to any such impermissible Transfer.
3.5.    Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including any restrictions on transfer contained in any equity incentive plan, restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or instrument by which such Stockholder is bound. Each Transfer of Common Stock by a Stockholder holding Class A Common Stock must be made simultaneously in respect of Class A Common Stock and Class B Common Stock and must be made such that the proportion of such Stockholder’s Class A Common Stock to its Class B Common Stock (excluding any incentive equity Class B Common Stock acquired under the Management Equity Plan), taken together, remains constant following such Transfer; provided that the foregoing requirement for proportional Transfers shall not apply to a redemption or conversion of the Class A Common Stock.
3.6.    Period. The foregoing provisions of this Section 3 will expire upon the earlier of (a) a Change of Control and (b) immediately prior to the effectiveness of the Company’s registration statements in connection with a Qualified Public Offering; provided, however, that Section 3.3 shall not expire immediately prior to the effectiveness of the Company’s registration statements in connection with a Qualified Public Offering and shall survive until otherwise consented to by each of the Lead Investors.
4.INVESTOR TRANSFER RIGHTS; “TAG ALONG” AND “DRAG ALONG” RIGHTS.
4.1.    Tag Along. If one or more holders of Lead Investor Shares (each such holder, a “Prospective Selling Investor” and collectively the “Prospective Selling Investors”) proposes to Sell any such Shares to any Prospective Buyer in a transaction (a) to which the terms of Section 3.1 or 3.2(a)(iii) do not apply, and (b) in connection with which the Lead Investors have not elected to exercise their “drag along” rights under Section 4.2:
4.1.1.    Notice. The Prospective Selling Investors will deliver a written notice (the “Tag Along Notice”) to each other Stockholder (each, a “Tag Along Holder”) at least ten (10) business days prior to such proposed Transfer. The Tag Along Notice must include:
(a)    The principal terms of the proposed Sale insofar it relates to such Shares, including (i) the number and class(es) of the Shares to be purchased from the Prospective Selling Investors, (ii) the fraction(s), expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Investors by the total number of Lead Investor Shares of each such class held by the Prospective Selling Investors immediately prior to the consummation of such Sale (the “Tag Along Sale Percentage”), (iii) the per share purchase price or the formula by which such price is to be determined and (iv) the name and address of the Prospective Buyer; and
(b)    An invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer an additional number of Shares held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to Section 4.3), with respect to each Share Sold, as the Prospective Selling Investors shall Sell each of their Shares.

4.1.2.    Exercise. Within ten (10) business days after the delivery of the Tag Along Notice, each Tag Along Holder desiring to make an offer to include issued and outstanding Shares in the proposed Sale (each a “Tag Along Participating Seller” and, together with the Prospective Selling Investors, collectively, the “Tag Along Sellers”) shall furnish a written notice (the “Tag Along Offer”) to the Prospective Selling Investors offering to include an additional number of Shares (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares of the applicable class held by such Tag Along Participating Seller, and subject, in the case of Awards, Options, Warrants or Convertible Securities, to Section 4.1.5) that such Tag Along Participating Seller desires to have included in the proposed Sale. If the proposed Sale involves shares of multiple classes, each Tag Along Participating Seller must include Shares of each class in the same proportions as are being sold by the Prospective Selling Investor. Each Tag Along Holder who does not accept the Prospective Selling Investors’ invitation to make an offer to include Shares in the proposed Sale will be deemed to have waived all rights with respect to such Sale, and the Tag Along Sellers will thereafter be free to Sell to the Prospective Buyer, at a per share price for each applicable class no greater than 110% of the price per share of such class set forth in the Tag Along Notice, and on other principal terms that are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder.
4.1.3.    Irrevocable Offer. The offer of each Tag Along Participating Seller contained in his, her or its Tag Along Offer will be irrevocable, and, to the extent such offer is accepted, such Tag Along Participating Seller will be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.3), as the Prospective Selling Investors, up to such number of Shares as such Tag Along Participating Seller shall have specified in his, her or its Tag Along Offer; provided that if the principal terms of the proposed Sale change with the result that the per share price for each applicable class becomes less than 90% of the price per share of such class set forth in the Tag Along Notice or the other principal terms are materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, then each Tag Along Participating Seller will be permitted to withdraw the offer contained in such Tag Along Participating Seller’s Tag Along Offer and be released from his, her or its obligations thereunder.
4.1.4.    Reduction of Shares Sold. The Prospective Selling Investors must attempt to obtain the inclusion in the proposed Sale of the entire number of Shares that each of the Tag Along Sellers requests to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Tag Along Participating Seller by such Tag Along Participating Seller’s Tag Along Offer). In the event the Prospective Selling Investors are unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale will be allocated among the Tag Along Sellers in proportion, as nearly as practicable, to the respective number of Shares which each Tag Along Seller properly requested to be included in the proposed Sale.

4.1.5.    Treatment of Awards, Options, Warrants and Convertible Securities. A Tag Along Holder may not include Awards, Options, Warrants or Convertible Securities in a Sale of Shares pursuant to this Section 4.1, and may only include Award Stock and shares of Common Stock issuable upon the exercise, conversion or exchange of Awards, Options, Warrants or Convertible Securities to the extent such Awards, Options, Warrants or Convertible Securities have been exercised, converted or exchanged prior to the closing of such Sale and, in the case of any such instrument which is subject to vesting requirements, only to the extent such instrument has fully vested prior to the closing of such Sale. Each Tag Along Participating Seller agrees that to the extent he, she or it desires to include Awards, Options, Warrants or Convertible Securities in any Sale of Shares pursuant to this Section 4.1, such Tag Along Participating Seller will be required to have exercised, converted or exchanged such Awards, Options, Warrants or Convertible Securities prior to, or effective upon, the closing of such Sale to the extent necessary to Sell Common Stock to the Prospective Buyer, except to the extent permitted under the terms of any such Option, Warrant or Convertible Security and agreed to by the Prospective Buyer and the Lead Investors. For the avoidance of doubt, unvested Award Stock and other instruments shall not be included in any Sale pursuant to this Section 4.1. Management Shares (and therefore Shares) shall be deemed to include the Award Stock underlying any Awards to the extent both vested and exercisable under the terms of the Management Equity Plan; provided, that any such Award Stock shall only be eligible to be included in any Tag Along Participating Seller’s Tag-Along Offer to the extent that such Tag Along Participating Seller has exercised the Awards relating thereto in compliance with the Management Equity Plan (as modified by such Tag Along Participating Seller’s Award Agreement, if applicable) and obtained such Award Stock.
4.1.6.    Additional Compliance. If prior to consummation, the terms of the proposed Sale change with the result that the per share price to be paid in such proposed Sale becomes greater than 110% of the price per share of the applicable class set forth in the Tag Along Notice or the other principal terms of such proposed Sale are materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, then the Tag Along Notice will be null and void, and a separate Tag Along Notice must be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 will be five (5) business days. In addition, if the Prospective Selling Investors have not completed the proposed Sale by the end of the 180th calendar day following the date of the effectiveness of the Tag Along Notice, each Tag Along Participating Seller will be released from his, her or its obligations under his, her or its Tag Along Offer, the Tag Along Notice will be null and void, and a separate Tag Along Notice must be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Tag Along Participating Seller to comply with the terms of this Section 4; provided, that the foregoing 180-day period may be extended for an additional period of up to 90 days with the approval of the Board if such additional time is required in order to obtain necessary government approvals or clearances.
4.2.    Drag Along. Each Stockholder hereby agrees, if requested by the Lead Investors, acting together, to Transfer to a Prospective Buyer (whether through a direct Sale or Transfer of Shares or indirectly by means of conversion of Shares through a merger or similar transaction) (a “Drag Along Transaction”) the same percentage of such Stockholder’s Shares of each class (the “Drag Along Sale Percentage”), directly or indirectly, that is proposed to be Transferred by the Lead Investors (each Lead Investor, a “Prospective Selling Investor” and collectively, the “Prospective Selling Investors”) to a Prospective Buyer in the manner and on the terms set forth in this Section 4.2. Notwithstanding the forgoing, the provisions of this Section 4.2 shall only apply to a Drag Along Transaction involving the Transfer of capital stock of the Company possessing, after giving effect to this Section 4.2, the voting power to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise).
4.2.1.    Exercise. If the Lead Investors, acting together, elect to exercise their rights under this Section 4.2, the Prospective Selling Investors must furnish a written notice (the “Drag Along Notice”) to each other Stockholder. The Drag Along Notice must set forth the principal terms of the proposed Drag Along Transaction insofar as it relates to such Shares including (a) the number and class of Shares to be acquired from the Prospective Selling Investors, (b) the Drag Along Sale Percentage and (c) the consideration to be received in the proposed Drag Along Transaction to the extent known at the time of the issuance of the Drag Along Notice. If the Prospective Selling Investors consummate the proposed Drag Along Transaction to which reference is made in the Drag Along Notice, each other Stockholder (each a “Drag Along Participating Seller”, and, together with the Prospective Selling Investors, collectively, the “Drag Along Sellers”) shall be bound and obligated to Transfer the Drag Along Sale Percentage of each class of his, her or its Shares in the proposed Drag Along Transaction on the same terms and conditions, with respect to each Share Sold, as the Prospective Selling Investors shall Transfer their Lead Investor Shares in the Drag Along Transaction (subject to Section 4.3), it being understood that the proceeds of any Drag Along Transaction pursuant this Section 4.2 will be allocated among Drag Along Sellers based upon the classes and series of capital stock of the Company included in such Drag Along Transaction and as if the proceeds of such Drag Along Transaction were payable to such Drag Along Sellers in connection with a liquidation, dissolution or winding up of the Company and the shares of the Drag Along Sellers included or deemed to be included in such Drag Along Transaction were the only outstanding shares of capital stock of the Company at the time of such liquidation, dissolution or winding up; provided that the foregoing shall be deemed satisfied even if certain of the Stockholders at their election receive securities of the Prospective Buyer (or an Affiliate thereof) so long as each Stockholder receives the same amount of value, whether in cash or such securities, as of the closing of such Drag Along Transaction with respect to such Stockholder’s Shares. If at the end of the 180th calendar day following the date of the effectiveness of the Drag

Along Notice the Prospective Selling Investors have not completed the proposed Drag Along Transaction on terms substantially as described in the Drag Along Notice, the Drag Along Notice will be null and void, each Drag Along Participating Seller will be released from any obligation under the Drag Along Notice and a separate Drag Along Notice must be furnished and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such proposed Drag Along Transaction pursuant to this Section 4.2; provided, that the foregoing 180-day period may be extended for an additional period of up to 90 days with the approval of the Board if such additional time is required in order to obtain necessary government approvals or clearances.
4.2.2.    Waiver of Appraisal Rights. Each Drag Along Seller agrees not to seek, demand or exercise appraisal, quasi-appraisal, dissenters’ or similar rights under any applicable business corporation statute or other law with respect to a transaction subject to this Section 4.2, whether or not such rights are otherwise available.
4.2.3.    Treatment of Awards, Options, Warrants and Convertible Securities. Any Awards, Options, Warrants or Convertible Securities that are subject to vesting, exercisable or become exercisable in connection with a Drag Along Transaction pursuant this Section 4.2 shall be subject to the provisions of the agreements and plan documents pursuant to which such Awards, Options, Warrants or Convertible Securities were issued.
4.2.4.    Illiquid Securities. If the Lead Investors receive an illiquid security of the Company, any of its Subsidiaries or any third party (an “Illiquid Security”) in connection with a Drag Along Transaction and the Co-Investors receive the same Illiquid Security as a result of the Drag Along Transaction, then the Company will use commercially reasonable efforts to provide the Co-Investors, with respect to such Illiquid Security, with relative rights and obligations in such Illiquid Security on terms and conditions no less favorable in any material respect to their relative rights and obligations under this Agreement.
4.3.    Miscellaneous. The following provisions apply to any proposed Sale to which Section 4.1 or 4.2 applies:
4.3.1.    Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 or Section 4.2 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Investor(s) or (b) the provision to any Tag Along Seller or Drag Along Seller of any additional information regarding the Company or any of its Subsidiaries, such securities or the issuer thereof, including by reason of the failure of one or more Stockholders to be an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, such Participating Seller will not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Investors will have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section 4.3.5 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.
4.3.2.    Further Assurances. The Company and each Participating Seller, whether in his, her or its capacity as a Participating Seller, stockholder, officer or director of the Company, or otherwise, will take or cause to be taken all such actions as may be necessary in order to consummate expeditiously each Transfer or Sale pursuant to Section 4.1 or Section 4.2 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; complying and agreeing to comply with non-disclosure, exclusive dealing or other preliminary agreements entered into in connection with a proposed Transfer or Sale transaction to which Section 4.1 or Section 4.2 would apply to the extent the Prospective Selling Investors agree to comply with such arrangements; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer; provided, however, that Participating Sellers will be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors of the type to which such Prospective Selling Investors will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable without limitation as to such representations, warranties, covenants and other agreements and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Transfer or Sale of Shares will not exceed the lesser of (i) such Participating Seller’s pro rata portion of any such liability, to be determined in accordance with such Participating Seller’s portion of the total number of Shares included in such Transfer or Sale taking into account the relative preference of such Shares in relation to other Shares included in the Transfer or Sale (and the determination of the Board or the collective determination of the selling stockholder representatives appointed in connection with the Transfer or Sale will be conclusive with respect to the appropriate formula for equitably allocating such general liabilities among Participating Sellers after taking into account the relative rights and preferences of Shares) and (ii) the proceeds to such Participating Seller in connection with such Transfer or Sale; provided further that no Co-Investor shall be required to enter into any non-competition or non-solicitation obligations in connection with any Transfer or Sale pursuant to Section 4.1 or Section 4.2. In addition to the foregoing, in connection with any Transfer or Sale transaction to which Section 4.1 or Section 4.2 would apply, any Manager who is then a current director or employee of the Company or any of its Subsidiaries (other than directors affiliated with a Lead Investor) will enter into a restrictive covenant agreement containing confidentiality, non-competition and non-solicitation agreements with the Company and the acquirer of the Company containing terms that are approved by the Board and such Manager, to the extent entering into such agreement is requested by the Company or the Lead Investors. Each Drag Along Participating Seller hereby constitutes and appoints each of the Prospective Selling Investors, or any of them, with full power of substitution, as such Drag Along Participating Seller’s true and lawful representative and attorney-in-fact, in such Drag Along Participating Seller’s name, place and stead, to execute and deliver any and all agreements that such Prospective Selling Investor reasonably believes are consistent with this Section 4.3.2 and such Prospective Selling Investor will provide a copy of such agreements to such Drag Along Participating Seller within five (5) business days of execution; provided, however, that failure to deliver such documents within such time period will not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and, to the maximum extent permitted by applicable law, will continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Drag Along Participating Seller.
4.3.3.    Sale Process. The Lead Investors, acting together will, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer or Sale and the terms and conditions thereof. No Lead Investor or any Affiliate of any Lead Investor will have any liability to the Company or to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer or Sale except to the extent such Lead Investor shall have failed to comply with the provisions of this Section 4.
4.3.4.    Expenses. All reasonable costs and expenses incurred by the Lead Investors or their Affiliates, or the Company (for the benefit of the Participating Sellers), in connection with any proposed Transfer or Sale pursuant to this Section 4 (whether or not consummated), including all attorneys fees and expenses, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company. Any costs and expenses incurred by or on behalf of any or all of the other Tag Along Sellers or Drag Along Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) will be borne by such Tag Along Seller(s) or Drag Along Seller(s).
4.3.5.    Closing. The closing of a Transfer or Sale to which Section 4.1 or 4.2 applies will take place at such time and place as the Prospective Selling Investors specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller will, if applicable, deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

4.4.    Public Offering. If the Board approves a Public Offering, each holder of Shares will take all reasonably requested actions in connection with the consummation of the Public Offering including executing and delivering a lock-up agreement with the underwriter(s) of the Public Offering substantially similar to any lock-up agreement entered into by the Lead Investors and regardless of whether such holder is selling any Shares in the Public Offering, including, solely to the extent the underwriters and Lead Investors agree to include in the lock-up agreement, a provision providing for the release of a pro rata portion of each holder’s Shares subject to the lock up, prior to the expiration thereof, if the underwriters agree to permit any other holder to sell a portion of the Shares held by such holder prior to the expiration of the lock up. If such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital structure of the applicable entity will adversely affect the marketability of the offering or the Board otherwise determines that the capital structure of the applicable entity ought be modified in connection with such offering, each holder of Shares will consent to and vote for a recapitalization, reorganization and/or exchange of such capital stock into securities that the managing underwriters and the Board reasonably find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the certificate of incorporation and by-laws of the Company, and the governance and protective rights set forth in this Agreement, as in effect immediately prior to such Public Offering (in each case except to the extent any such rights or preferences cease to exist upon a Public Offering or otherwise in accordance with their terms or are changed in accordance with Section 9 hereof). The provisions of this Section 4.4 will apply, mutatis mutandis, to (i) any initial public offering and sale of any ordinary shares or common stock of any Subsidiary of the Company and the liquidation of the Company into any such Subsidiary in connection therewith and (ii) any Equity Recapitalization approved by the Board.
4.5.    Period. The foregoing provisions of this Section 4 will expire on the earlier of (a) a Change of Control or (b) immediately prior to the effectiveness of the Company’s registration statements in connection with a Qualified Public Offering; provided that Section 4.4 will survive in the event of a Qualified Public Offering.
5.RIGHT OF PARTICIPATION. The Company and its Subsidiaries will not issue or sell any shares of any of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, issue or sell any debt securities, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, any of its capital stock, debt securities or any stock or securities convertible into or exchangeable for any shares of its capital stock, in each case, to any Lead Investor or Affiliated Fund (each an “Issuance” of “Subject Securities”), except in compliance with the provisions of Section 5.1 or 5.2 and upon prior approval of all of the Lead Investors.
5.1.    Right of Participation.
5.1.1.    Offer. Not fewer than fifteen (15) calendar days prior to the consummation of an Issuance, the Company will furnish a notice (the “Participation Notice”) to each holder of Equity Investor Shares and each Manager then holding Shares valued, at the time of issuance of such Shares, at $500,000 or more (collectively, the “Participation Offerees”). The Participation Notice will include:
(a)    (i) the amount and kind of Subject Securities to be included in the Issuance, (ii) the number of Shares of Class A Common Stock represented by such Subject Securities (if applicable), (iii) the percentage of the total number of Shares of Class A Common Stock outstanding held by such Participation Offeree as of immediately prior to giving effect to such Issuance (the “Participation Portion”), (iv) the maximum and minimum price (including, if applicable, the maximum and minimum price per Share of Class A Common Stock) per Share (or other applicable unit of the Subject Securities) and (v) the name and address of the Lead Investor or Affiliated Fund to whom the Subject Securities will be issued (the “Prospective Subscriber”); and
(b)    an offer by the Company to issue, at the option of each Participation Offeree, to such Participation Offeree such portion of the Subject Securities to be included in the Issuance as may be requested by such Participation Offeree (not to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance), on the same economic terms and conditions, with respect to each unit of Subject Securities issued to the Participation Offerees, as each of the Prospective Subscribers shall be issued units of Subject Securities.
5.1.2.    Exercise.
5.1.2.1.    General. Each Participation Offeree desiring to accept the offer contained in the Participation Notice must send a written commitment to the Company within ten (10) business days after the effectiveness of the Participation Notice specifying the amount of Subject Securities (not in any event to exceed the Participation Portion of the total amount of Subject Securities to be included in the Issuance) that such Participation Offeree desires to be issued (each a “Participating Buyer”). Each Participation Offeree who has not so accepted such offer will be deemed to have waived all of his rights with respect to the Issuance, and the Company will thereafter be free to issue Subject Securities in the Issuance to the Prospective Subscriber and any Participating Buyers, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, without any further obligation to such non-accepting Participation Offerees. Additionally, if any Participation Offeree does not accept the offer contained in the Participation Notice, in whole or in part, and a Lead Investor has offered to purchase any portion of the Subject Securities that were not subscribed for by the Participation Offerees, the Company will re-offer to the Participating Buyers the Subject Securities previously offered and not subscribed for in proportion to the Participating Buyers’ respective Participation Portions (taking into account the Lead Investor’s increased subscription), which offer may be accepted by each of the Participating Buyers in whole or in part by sending a written commitment to the Company within five (5) business days after the effectiveness of such offer. If, prior to consummation, the terms of such proposed Issuance change with the result that the price becomes less than the minimum price set forth in the Participation Notice or the other principal terms are substantially more favorable to the Prospective Subscriber than those set forth in the Participation Notice, a separate Participation Notice must be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1 provided, however, that in the case of such a separate Participation Notice, the applicable period to which reference is made in the first sentence of this Section 5.1.2.1 will be five (5) business days.
5.1.2.2.    Irrevocable Acceptance. The acceptance of each Participating Buyer will be irrevocable except as provided herein, and each such Participating Buyer will be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities issued, as the Prospective Subscriber, such amount of Subject Securities as such Participating Buyer shall have specified in such Participating Buyer’s written commitment.
5.1.2.3.    Time Limitation. If at the end of the one hundred eightieth (180th) calendar day following the date of the delivery of the Participation Notice the Company has not completed the Issuance, each Participating Buyer will be released from his, her or its obligations under the written commitment, the Participation Notice will be null and void, and a separate Participation Notice must be furnished, and the terms and provisions of this Section 5.1 separately complied with, in order to consummate such Issuance pursuant to this Section 5.1.
5.1.3.    Other Securities. The Company may condition the participation of the Participation Offerees in an Issuance upon the purchase by such Participation Offerees of any securities (including debt securities) other than Subject Securities (“Other Securities”) in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Participating Buyer will acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as the proportion of Other Securities to Subject Securities being acquired by the Prospective Subscriber in the Issuance, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the Participating Buyers, as the Prospective Subscriber shall be issued units of Subject Securities and Other Securities.
5.1.4.    Certain Legal Requirements. In the event that the participation in the Issuance by an Equity Investor as a Participating Buyer would require under applicable law (i) the registration or qualification of any Subject Securities or any other securities contemplated to be issued in such Issuance or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Sale of any additional information regarding the Company or the securities (including by reason of the failure of such Participating Buyer to be an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act), such Equity Investor will not have the right to participate in the Issuance. Without limiting the generality of the foregoing, it is understood and agreed that the Company will not be under any obligation to effect a registration of such securities under the Securities Act or similar state law.
5.1.5.    Further Assurances. Each Participation Offeree and each holder of Equity Investor Shares to whom the Shares held by such Participation Offeree were originally issued, will, whether in his, her or its capacity as a Participating Buyer, Stockholder, officer or director of the Company, or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate each Issuance pursuant to this Section 5.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Participating Buyer and Equity Investor agrees to execute and deliver such subscription and other agreements specified by the Company in substantially similar form to those to which the Prospective Subscriber will be party.
5.1.6.    Expenses. All reasonable costs and expenses incurred by the Lead Investors or their Affiliates, or the Company (for the benefit of the Participating Buyers), in connection with any proposed Issuance of Subject Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, will be paid by the Company. Any costs and expenses incurred by or on behalf of any other Equity Investor in connection with such proposed Issuance of Subject Securities (whether or not consummated) will be borne by such Equity Investor.
5.1.7.    Issuance Process. The Lead Investors may, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Issuance of Subject Securities. No Lead Investor or any Affiliate of any Lead Investor will have any liability to any other holder of Shares arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Issuance of Subject Securities except to the extent such Lead Investor shall have failed to comply with the provisions of this Section 5.
5.1.8.    Closing. The closing of an Issuance pursuant to Section 5.1 will take place at such time and place as the Company specifies by notice to each Participating Buyer. At the Closing of any Issuance under this Section 5.1.8, the Company will deliver or cause to be delivered to each Participating Buyer, if applicable, the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be issued to such Participating Buyer, registered in the name of such Participating Buyer or his, her or its designated nominee, free and clear of any liens or encumbrances, against delivery by such Participating Buyer of the applicable consideration.

5.2.    Post-Issuance Notice. Notwithstanding the notice requirements of Sections 5.1.1 and 5.1.2, the Company may proceed with any Issuance prior to having complied with the provisions of Section 5.1; provided that the Company will:
(a)    provide to each holder of Equity Investor Shares and each Manager then holding Shares valued, at the time of issuance of such Shares, at $500,000 or more, in each case, who would have been a Participation Offeree in connection with such Issuance (i) prompt notice of such Issuance and (ii) the Participation Notice described in Section 5.1.1 in which the actual price per Share (or other applicable unit) of Subject Securities (and, if applicable, actual price per Share of Class A Common Stock) is set forth;
(b)    offer to issue to such Equity Investor and such Manager such number of securities of the type issued in the Issuance as may be requested by such holder (not to exceed an amount equal to (i) the Participation Portion that such holder would have been entitled to pursuant to Section 5.1.1 multiplied by the number of Subject Securities included in the Issuance plus (ii) a number of additional securities sufficient to permit such holder to acquire, in total, the same percentage of the aggregate number of all securities included in the relevant Issuances effected pursuant to this Section 5.2 as such holder would have been entitled to acquire had the Company proceeded with the relevant Issuances under Section 5.1.1 rather than pursuant to this Section 5.2) on the same economic terms and conditions with respect to such securities as the subscribers in the Issuance received;
(c)    keep such offer open for a period of ten (10) business days, during which period, each such holder may accept such offer by sending a written acceptance to the Company committing to purchase an amount of such securities (not in any event to exceed the Participation Portion that such holder would have been entitled to pursuant to Section 5.1.1 multiplied by the number of Subject Securities included in such issuance); and
(d)    provide that such Equity Investors and such Managers who accept such offer receive the same economics such Equity Investors would have received if such offer was made at the same time as the Subject Securities were purchased by the Lead Investors or Affiliated Funds, as applicable.
5.3.    Excluded Transactions. Notwithstanding the preceding provisions of this Section 5, the preceding provisions of this Section 5 will not restrict:
(a)    Any Issuance of Common Stock upon the exercise or conversion of any Common Stock, Awards, Warrants, Options or Convertible Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 5;
(b)    The Issuance of Shares to the Lead Investors at Closing or as reflected on Schedule I hereto;

(c)    Any Issuance pursuant to any stock split, stock combination, stock dividend or similar distribution or recapitalization of outstanding Shares; and
(d)    The issuance of those certain senior unsecured promissory notes in an aggregate principal amount not to exceed $80,000,000 issued by a Subsidiary of the Company on or about the Closing Date to the Lead Investors or their respective Affiliates.
5.4.    Certain Provisions Applicable to Awards, Options, Warrants and Convertible Securities. If the Issuance of Subject Securities would result in any increase in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any Awards, Options, Warrants or Convertible Securities, the number of shares (or Equivalent Shares, if applicable) of Subject Securities (and Other Securities, if applicable) which the holders of such Awards, Options, Warrants or Convertible Securities, as the case may be, are entitled to purchase pursuant to Section 5.1 or 5.2, if any, will be reduced, share for share, by the amount of any such increase.
5.5.    Acquired Shares. Any Subject Securities constituting shares of capital stock of the Company acquired by any holder of Shares pursuant to this Section 5 will be deemed for all purposes hereof to be Lead Investor Shares or Co-Investor Shares of like kind with the Shares then held by the acquiring holder.
5.6.    Period. The foregoing provisions of this Section 5 will expire on the earlier of (a) a Change of Control or (b) immediately prior to the effectiveness of the Company’s registration statements in connection with the Initial Public Offering.
6.COVENANTS
6.1.    Directors’ and Officers’ Insurance. The Company will purchase, within a reasonable period following the Closing, and maintain for such periods as the Board in good faith determines, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect Subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions. The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, a “Covered Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by any of the Lead Investors and certain of their respective Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that the Company shall be the indemnitor of first resort (i.e., its obligations to a Covered Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Indemnitee shall be secondary) and (b) the Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 6.1 will survive any termination of this Agreement. Any Fund Indemnitor or insurer thereof not a party to this Agreement is an express third party beneficiary of this Section 6.1, and is entitled to enforce this Section 6.1 according to its terms to the same extent as if such Fund Indemnitor or insurer thereof were a party hereto.
6.2.    Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its Subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.2 by such Stockholder or its Affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any obligation of confidentiality such third party may have; provided, however, that a Stockholder may disclose confidential information (v) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Stockholder in any Transfer permitted under this Agreement as long as such prospective purchaser agrees prior to such disclosure to be bound by a confidentiality agreement no less favorable to the Company than the provisions of this Section 6.2, (x) to any Affiliate, partner, member or related investment fund of such Stockholder and their respective directors, employees and consultants, in each case in the ordinary course of business, including, in respect of the Lead Investors and the Co-Investors, in reporting and marketing materials issued by them in the ordinary course of business and in fund reporting materials issued by them and their Affiliates to their respective direct and indirect limited partners (including prospective limited partners) in connection with effecting a capital call, related ordinary course fund reporting and fundraising efforts, (y) as may be reasonably determined by such Stockholder to be necessary in connection with such Stockholder’s enforcement of its rights in connection with this Agreement or its investment in the Company and its Subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Stockholder takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Stockholder may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso will be attributable to such Stockholder for purposes of determining such Stockholder’s compliance with this Section 6.2. Each party hereto acknowledges that the Lead Investors, the Co-Investors or any of their respective Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its Subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 6.2 will preclude or in any way restrict the Lead Investors, the Co-Investors or their respective Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its Subsidiaries.
6.3.    Other Business Opportunities. To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine will not apply to (a) any Equity Investor, (b) any member of the Board or officer of the Company who is not a full-time employee of the Company or any of its operating subsidiaries or (c) any Affiliate, partner, advisory board member, director, officer, manager, member or shareholder of any Equity Investor who is not a full-time employee of the Company or any of its operating subsidiaries (any such Person listed in (a), (b) or (c), an “External Party”). The Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any External Party. Each External Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company (i) will not have any duty to communicate or offer such opportunity to the Company and (ii) will not be liable to the Company or any of its Subsidiaries or to the shareholders of the Company or any of its Subsidiaries because such External Party pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Company.
6.4.    Non-Solicit. Each of the Equity Investors, excluding the Co-Investors, hereby agrees that it will not direct its Affiliates, including any of such Equity Investor’s portfolio companies, to directly or indirectly, solicit for employment or hire any person who is at the time of such solicitation an employee of the Company or its Subsidiaries; provided, however, that the foregoing shall not restrict (i) general soliciting activity (and the hiring therefrom) by such Affiliates not specifically targeted at the Company or its Subsidiaries (including the placement of general advertisements in trade media and the engagement of search firms that are not instructed to target the Company or its Subsidiaries), or (ii) the solicitation and hiring of any employee of the Company or its Subsidiaries whose employment with the Company or its Subsidiaries ceased at least three months prior to such solicitation and hiring.
6.5.    Information Rights The Company shall deliver (or, in the case of Section 6.5.4, make available) the following to the Equity Investors and each Manager then holding Shares valued, at the time of issuance of such Shares, at $500,000 or more who is not employed by or affiliated with a competitor of the Company or its subsidiaries; provided, that with respect to Sections 6.5.3 and 6.5.4 below, the Company reserves the right to withhold any access, information and/or materials set forth below if the Board determines in good faith that such access, information and/or materials would (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) adversely affect the Company or its Affiliates under governmental regulations or other applicable laws, (iii) be in contravention of any agreement or arrangement with any Governmental Authority or requiring such information to be kept confidential or (iv) result in a conflict of interest (which clauses (i) through (iv) shall be applied consistently to Equity Investors and Managers that are similarly situated with respect to the circumstances giving rise to such limitations):

6.5.1.    As soon as available after the end of each of the first three quarterly accounting periods in each fiscal year but in any event within sixty (60) days after the end of each such quarterly accounting period in each fiscal year, unaudited consolidated and consolidating statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of Holdings and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such quarterly period;
6.5.2.    As soon as available after the end of each fiscal year but in any event within ninety (90) days after the end of each fiscal year, audited consolidated and consolidating statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of Holdings (or, for fiscal year 2015, SolarWinds) and its Subsidiaries for such fiscal year, and consolidated and consolidating balance sheets of Holdings (or, for fiscal year 2015, SolarWinds) and its Subsidiaries as of the end of such fiscal year;
6.5.3.    With reasonable promptness, such other financial data and information concerning the Company and its Subsidiaries as any Equity Investor and any Manager then holding Shares valued, at the time of issuance of such Shares, at $500,000 or more who is not employed by or affiliated with a competitor of the Company or its subsidiaries may reasonably request in writing; and
6.5.4.    Each Equity Investor and each Manager then holding Shares valued, at the time of issuance of such Shares, at $500,000 or more who is not employed by or affiliated with a competitor of the Company or its subsidiaries shall have the right during normal business hours upon reasonable advance notice to the Company and its Subsidiaries, as applicable, and without unreasonably interfering with the Company’s and its Subsidiaries’, as applicable, normal business operations, to (i) inspect such of the Company’s and its Subsidiaries’ facilities, records, files and other information as it may reasonably request, and (ii) meet with the Company’s and its Subsidiaries’ officers and other management personnel to obtain such information regarding the Company and its Subsidiaries and their respective businesses and prospects as it may reasonably request.
6.5.5.    Notwithstanding the foregoing, to the extent the financing arrangements of the Company or its Subsidiaries permit longer delivery timelines for the foregoing information to the lenders under such financing arrangements, such longer delivery timelines shall be substituted for the timelines set forth in this Section 6; provided, further, that to the extent such financing arrangements do not provide for any particular timelines for such delivery, the timelines contemplated herein shall govern.
6.6.    Affiliate Transactions The Company shall not, and shall not permit any of its controlled Affiliates, to enter into or amend any agreement or arrangement with a Stockholder or any of its Affiliates (other than the Company and its controlled Affiliates), subsidiaries, directors or officers except for (a) the agreements to be entered into in connection with the Closing and which have been provided to the Co-Investors at or prior to Closing, including the Management Fee Agreements among SolarWinds, certain subsidiaries of the Company, Silver Lake

Management Company IV, L.L.C., a Delaware limited liability company and entities affiliated with Thoma Bravo Fund XI, L.P., a Delaware limited partnership, to be dated on or about the date of the Closing in the form provided to the Co-Investors prior to the date hereof; (b) any agreement or transaction among any member of the Company Group and any of the Affiliates of SLP IV or any portfolio company of SLP IV or any of such portfolio company’s subsidiaries entered into in the ordinary course of business of the Company or its Subsidiaries and on arms length terms (other than agreements providing for payment of fees for monitoring, advising or similar services); (c) any agreement or transaction among any member of the Company Group and any of the Affiliates of Thoma Bravo or any portfolio company of Thoma Bravo or any of such portfolio company’s subsidiaries entered into in the ordinary course of business of Holdings or its Subsidiaries and on arms length terms (other than agreements providing for payment of fees for monitoring, advising or similar services); (d) any agreements or transactions among any member of the Company Group and Affiliates of SLP IV if Thoma Bravo or any of its Affiliates is not a party to such agreement or transaction or to a substantially similar agreement or transaction (so long as Thoma Bravo or a designee of Thoma Bravo appointed to the board of directors of the applicable member of the Company Group approves such agreement or transaction); (e) any agreements or transactions among any member of the Company Group and Affiliates of Thoma Bravo if SLP IV or any of its Affiliates is not a party to such agreement or transaction or to a substantially similar agreement or transaction (so long as SLP IV or a designee of SLP IV appointed to the board of directors of the applicable member of the Company Group approves such agreement or transaction); (f) any agreement with any Stockholder other than the Lead Investors or an Affiliate, subsidiary, director or officer of such Stockholder that has been approved in writing by the Lead Investors; and (g) any agreement or transactions among any member of the Company Group, Thoma Bravo or any of its Affiliates and SLP IV or any of its Affiliates that has been approved in writing by the Majority Co-Investors.
7.REMEDIES.
7.1.    Generally. The Company and each Stockholder will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.
7.2.    Deposit. Without limiting the generality of Section 7.1, if any Stockholder, as applicable, fails to deliver to the purchaser thereof the certificate or certificates evidencing Shares to be Sold pursuant to Section 4 hereof (or an affidavit of loss and indemnity agreement in form reasonably satisfactory to the Company in the case of a lost certificate), such purchaser may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Shares pursuant to an escrow agreement with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company will cancel on its books the certificate or certificates representing such Shares and thereupon all of such holder’s rights in and to such Shares will terminate. Thereafter, upon delivery to such purchaser by such holder of the certificate or certificates (or an affidavit of loss and indemnity agreement in form reasonably satisfactory to the Company in the case of a lost certificate) evidencing such Shares (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any transfer tax stamps affixed), such purchaser will instruct the Escrow Agent to deliver the purchase price (without any interest) to such holder. Each Stockholder hereby constitutes and appoints each Lead Investor, or any of them, with full power of substitution, as such Stockholder’s true and lawful representative and attorney-in-fact, in such Stockholder’s name, place and stead, to execute and deliver any escrow agreement in customary form entered into with respect to such Stockholder in accordance with this Section 7.2, and such Lead Investor will provide a copy of such agreement to such Stockholder within five business days of execution; provided, however, that failure to deliver such documents within such time period will not impair or affect the validity of such agreements. The foregoing power of attorney is coupled with an interest and will, to the maximum extent permitted by applicable law, continue in full force and effect notwithstanding the subsequent death, incapacity, bankruptcy or dissolution of any Stockholder.
8.LEGENDS.
8.1.    Restrictive Legend. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:
THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS’ AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.
Each certificate representing Lead Investor Shares will also have the following legend endorsed conspicuously thereupon:
The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Lead Investor: __________.
Each certificate representing Co-Investor Shares will also have the following legend endorsed conspicuously thereupon:
The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Co-Investor: ______.

Each certificate representing Management Shares will also have the following legend endorsed conspicuously thereupon:
The shares of stock represented by this certificate were originally issued to, or issued with respect to shares originally issued to, the following Manager: __________.
Any Person who acquires Shares that are not subject to all or part of the terms of this Agreement has the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.
8.2.    1933 Act Legends. Each certificate representing Shares will have the following legend endorsed conspicuously thereupon:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.
8.3.    Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.
8.4.    Termination of 1933 Act Legend. The requirement imposed by Section 8.2 hereof will cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, Kirkland & Ellis LLP or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement ceases and terminates as to any Shares or (y) such Shares are transferable under paragraph (b)(1) of Rule 144, the holder of such Shares will be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2 of this Agreement.
9.AMENDMENT, TERMINATION, ETC.
9.1.    Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor will any oral waiver of any of its terms be effective.
9.2.    Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by all of the Lead Investors; provided, however, that (a) the consent of the Majority Co-Investors will be required for any amendment, modification, extension, termination or waiver which has a materially adverse and disproportionate effect on the rights of the holders of Co-Investor Shares relative to other Stockholders under this Agreement and (b) the consent of the Majority Managers will be required for any amendment, modification, extension, termination or waiver which has a materially adverse and disproportionate effect on the rights of the holders of Management Shares relative to other Stockholders under this Agreement. Each such amendment, modification, extension, termination and waiver will be binding upon each party hereto and each holder of Shares subject hereto. Notwithstanding the foregoing, the parties hereto acknowledge and agree that in the event the Company ceases to have any shares of Class A Common Stock issued and outstanding, whether due to redemption, reorganization, recapitalization or other similar transaction with respect to the Class A Common Stock after the date hereof, all determinations, calculations or rights herein based upon ownership of Class A Common Stock shall automatically without any further action on the part of the parties hereto be modified and amended to provide that such determination, calculation or rights shall instead be based upon ownership of Class B Common Stock (as if the words “Class B Common Stock” were substituted for the words “Class A Common Stock” herein). In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. The effectiveness of this Agreement is expressly conditioned upon the occurrence of the Closing and if the Merger Agreement is terminated in accordance with its terms prior to Closing then this Agreement may be terminated by the Lead Investors.
9.3.    Effect of Termination. No expiration or termination of this Agreement or any part hereof will relieve any Person of liability for a breach at or prior to such expiration or termination.
10.DEFINITIONS. For purposes of this Agreement:
10.1.    Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 10:
(a)    The words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and references to a particular Section of this Agreement include all subsections thereof;
(b)    The word “including” means including, without limitation;
(c)    Definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and
(d)    The masculine, feminine and neuter genders shall each be deemed to include the other.
10.2.    Definitions. The following terms shall have the following meanings:

“Adverse Claim” has the meaning set forth in Section 8‑102 of the applicable Uniform Commercial Code.
“Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural person, any Member of the Immediate Family of such natural person.
“Affiliated Fund” means each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Lead Investor.
“Agreement” has the meaning set forth in the Preamble.
“Award Agreement” shall have the meaning set forth in the Management Equity Plan.
“Awards” means any award of equity securities issued pursuant to the Management Equity Plan.
“Award Stock” means Common Stock issued pursuant to the Management Equity Plan.
“Board” has the meaning set forth in Section 2.1.
“business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.
“Change of Control” means (a) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Lead Investors and their Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (b) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, the Lead Investors and their Affiliates will own less than 25%, in the aggregate, of the Class A Common Stock; provided that in the event the Lead Investors own less than 25%, in the aggregate, of the Class A Common Stock as a result of a redemption, recapitalization, reorganization or similar transaction, then, for purposes of the preceding clause (b), the determination as to whether a Change of Control has occurred shall be determined based upon the ownership of Class B Common Stock by the Lead Investors rather than the ownership of Class A Common Stock by the Lead Investors.
“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.
“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.001 per share.

“Closing” has the meaning set forth in Section 1.1.
“Co-Investors” means the SL Co-Investor, the TB Co-Investors and any Persons who from time to time become parties hereto pursuant to the terms hereof and are designated by the Board as a “Co-Investor”.
“Co-Investor Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Co-Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Awards, Options, Warrants or Convertible Securities and (b) all Awards, Options, Warrants and Convertible Securities originally granted or issued to, or held by, a Co-Investor (treating such Awards, Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Awards, Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein), except that any Co-Investor Shares transferred to a Lead Investor or Manager will cease to be Co-Investor Shares and will become Lead Investor Shares or Management Shares, as the case may be.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the Class A Common Stock and Class B Common Stock of the Company (and any shares of capital stock of the Company issued or issuable with respect to such common stock by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof).
“Company” has the meaning set forth in the Preamble.
“Company Group” shall mean the Company and its Subsidiaries.
“Convertible Securities” means any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.
“Covered Action” has the meaning set forth in Section 12.1.
“Covered Indemnitee” has the meaning set forth in Section 6.1.
“Drag Along Notice” has the meaning set forth in Section 4.2.1.
“Drag Along Participating Seller” has the meaning set forth in Section 4.2.1.
“Drag Along Sale Percentage” has the meaning set forth in Section 4.2.
“Drag Along Sellers” has the meaning set forth in Section 4.2.1.
“Drag Along Transaction” has the meaning set forth in Section 4.2.

“Equity Investors” mean, collectively, Silver Lake, Thoma Bravo, the SL Co-Investor, the TB Co-Investors and any other Co-Investors.
“Equity Investor Shares” means the Lead Investor Shares and the Co-Investor Shares.
“Equity Recapitalization” shall mean any interposition of a holding company, a recapitalization of any class or classes of stock, or other reorganization of the Company or any Subsidiary of the Company, including by merger, consolidation, recapitalization, transfer or sale of shares or assets, or contribution of assets and/or liabilities, or any liquidation, exchange of securities, conversion of entity, migration of entity, formation of new entity, or any other transaction or group of related transactions (in each case other than to or with a third party that is not a member of the Company Group or one of its Affiliates (which Affiliates may include an entity formed for the purpose of such Equity Recapitalization)), in which:
(i)    all Stockholders that are holders of the same class or series of Shares are offered the same consideration in respect of such Shares;
(ii)    the pro rata indirect economic interests of the holders of Shares in the business of the Company and its Subsidiaries, relative to each other and all other holders, directly or indirectly, of equity securities in the Company Group (other than those held by entities within the Company Group), will be allocated in the same manner as would have been allocated through the liquidation provisions of certificate of incorporation of the Company prior to such Equity Recapitalization; and
(iii)    the rights of the holders of Shares under this Agreement are preserved in all material respects (it being understood by way of illustration and not limitation that the relocation of a covenant or restriction from one instrument to another shall be deemed a preservation if the relocation is necessitated as a result of any change in jurisdiction or form of entity in connection with the Equity Recapitalization).
“Equivalent Shares” means, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Awards, Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Awards, Options, Warrants or Convertible Securities may at the date of determination be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined) and any Award Stock other than any shares of Award Stock that are not then vested or will not become vested on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined.
“Escrow Agent” has the meaning set forth in Section 7.2.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“External Party” as the meaning set forth in Section 6.3.
“Fair Market Value” means, as of any date, as to any share of Common Stock, the Board’s good faith determination of the fair value of such share as of the applicable reference date.
“Fund Indemnitor” has the meaning set forth in Section 6.1.
“Initial Public Offering” means the initial Public Offering registered on Form S‑1 (or any successor form under the Securities Act).
“Issuance” has the meaning set forth in Section 5.
“Lead Investor Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Lead Investor, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Awards, Options, Warrants or Convertible Securities and (b) all Awards, Options, Warrants and Convertible Securities originally granted or issued to, or held by, a Lead Investor (treating such Awards, Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Awards, Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein), except that any Lead Investor Shares transferred to a Co-Investor or Manager will cease to be Lead Investor Shares and will become Co-Investor Shares or Management Shares, as the case may be.
“Lead Investors” means SLP IV and Thoma Bravo, collectively. Any approval, determination or other action to be taken by the “Lead Investors” shall require the mutual approval, determination or action, as applicable, of both of the Lead Investors.
“Majority Co-Investors” means, as of any date, the holders of a majority of the Co-Investor Shares outstanding on such date.
“Majority Managers” means, as of any date, the holders of a majority of the Management Shares outstanding on such date.
“Management Equity Plan” shall mean the Company’s incentive equity plan as approved by the Board (as modified by a Manager’s Award Agreement, if applicable).
“Management Shares” means (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Awards, Options, Warrants or Convertible Securities, (b) all Awards, Options, Warrants and Convertible Securities originally granted or issued to, or held by, a Manager (treating such Awards, Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Awards, Options, Warrants and Convertible Securities for all purposes of this Agreement except that such Awards, Options, Warrants and

Convertible Securities shall not constitute Shares (i) for purposes of Section 5 and (ii) as otherwise specifically set forth herein) and (c) all unvested Options originally granted or issued to a Manager (treating such unvested Options as a number of Shares equal to the number of Equivalent Shares represented by such unvested Options for all purposes of this Agreement except that such unvested Options shall not constitute Shares (I) for purposes of Sections 4.1 and 5, and (II) as otherwise specifically set forth herein), except that any Management Shares transferred to a Lead Investor or Co-Investor will cease to be Management Shares and will become Lead Investor Shares or Co-Investor Shares, as the case may be.
“Managers” has the meaning set forth in the Preamble.
“Members of the Immediate Family” means, with respect to any individual, each parent, spouse or child or other descendants of such individual (including by adoption), each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.
“Merger Agreement” has the meaning set forth in the Recitals.
“Merger Subsidiary” has the meaning set forth in the Recitals.
“Options” means any options to subscribe for, purchase or otherwise directly acquire Common Stock.
“Participating Seller” means a Tag Along Participating Seller or a Drag Along Participating Seller, as applicable.
“Permitted Transferee” has the meaning set forth in Section 3.1.
“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
“Prospective Buyer” means any Person (other than an Affiliate of a Prospective Selling Investor) proposing to purchase shares from such Prospective Selling Investor.
“Prospective Selling Investor” has the meaning set forth in Section 4.1 and 4.2.
“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.
“Qualified Public Offering” means a Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-8 or comparable form), in which the aggregate price to the public of all such common stock sold in such offering shall exceed $75,000,000.

“Regulation D” means Regulation D under the Securities Act (or any successor provision).
“Rule 144” means Rule 144 under the Securities Act (or any successor provision).
“Sale” means a Transfer for value; and “Sell” and “Sold” shall each have a correlative meaning.
“Significant Disposition” means any Sale of significant assets of the Company or any of its Subsidiaries, whether structured as (i) a sale of any direct or indirect Subsidiary, (ii) a sale of assets constituting a business division or (iii) any other direct or indirect sale of significant assets of the Company or any of its Subsidiaries, in each case, to any Person (or group of Persons acting in concert) other than the Lead Investors and their Affiliates.
“Securities Act” means the Securities Act of 1933, as in effect from time to time.
“Shares” means (i) any and all shares of securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares, including all Lead Investor Shares, Co-Investor Shares and Management Shares and (ii) any equity securities issued or issuable directly or indirectly with respect to the shares referred to in clause (i) above by way of equity distribution or equity split or in connection with a combination of equity, recapitalization, merger, consolidation, reorganization or other transaction.
“SL Directors” has the meaning set forth in Section 2.1.
“Stockholders” has the meaning set forth in the Preamble.
“Subject Securities” has the meaning set forth in Section 5.
“Subsidiary” shall mean any Person in which the Company owns, directly or indirectly, stock or other shares or interests possessing fifty percent (50%) or more of the total combined voting power of such Person or otherwise has the power to direct the management and policies of such Person, whether through ownership of shares, by contract or otherwise.
“Tag Along Holder” has the meaning set forth in Section 4.1.1.
“Tag Along Notice” has the meaning set forth in Section 4.1.1.
“Tag Along Participating Seller” has the meaning set forth in Section 4.1.2.
“Tag Along Sale Percentage” has the meaning set forth in Section 4.1.1.
“Tag Along Sellers” has the meaning set forth in Section 4.1.2.
“TB VCOC Directors” has the meaning set forth in Section 2.1.

“Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, and “Transferred”, “Transferee”, “Transferability”, and “Transferor” shall each have a correlative meaning. For the avoidance of doubt, transfers of limited partner interests in the Lead Investors by limited partners in the Lead Investors shall not constitute a “Transfer” for the purposes hereof.
“Underwritten Public Offering” means the offer and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act, including any bought deal or block sale to a financial institution conducted as an underwritten public offering.
“Warrants” means any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.
11.MISCELLANEOUS.
11.1.    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which such party’s assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
11.2.    Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, (iii) by email of a “portable document format” (.pdf) document or (iv) by facsimile, in each case, addressed as follows:
If to the Company, or any Lead Investor, to them:

c/o Thoma Bravo, LLC
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
Attention: Seth Boro
Robert Sayle
Facsimile: (415) 392‑6480
Email: sboro@thomabravo.com; rsayle@thomabravo.com

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor
New York, NY 10019
Attention: Andrew J. Schader
Facsimile: (212) 981-3566
Email: andy.schader@silverlake.com
with a copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, IL 60654
Attention: Gerald T. Nowak, P.C.
Corey D. Fox
Facsimile: (312) 862‑2200
Email: gnowak@kirkland.com; cfox@kirkland.com

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Alfred O. Rose
Facsimile: (617) 235-0096
Email: alfred.rose@ropesgray.com
If to a Co-Investor or a Manager, to it, him or her at the address set forth in the stock record book of the Company.
Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.
Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) one business day after being sent by nationally-known, reputable overnight carrier, (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail, (d) on the date sent by email of a “portable document format” (.pdf) document if sent during normal business hours of the recipient and on the next business day if sent after normal business hours of the recipient or (e) when receipt is acknowledged, in the case of facsimile. Each party hereto is entitled to specify a different address by giving notice as aforesaid to the Company and the Lead Investors.
11.3.    Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and is binding upon and will inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.
11.4.    Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and will not be construed to define or limit any of the terms or provisions hereof.
11.5.    Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together constitute one instrument. A facsimile or electronic signature will be considered due execution and will be binding upon the signatory thereof with the same force and effect as if the signature were an original.
11.6.    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof is held invalid or unenforceable in any respect, that will not invalidate, render unenforceable or otherwise affect any other provision hereof.
11.7.    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement will be had against any former, current or future, direct or indirect director, officer, employee, agent or affiliate of a Lead Investor, any former, current or future, direct or indirect holder of any equity interests or securities of a Lead Investor (whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of a Lead Investor or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, controlling person, representative or assignee of any of the foregoing (collectively, the “No Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any No Recourse Person for any obligation of any Lead Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
12.GOVERNING LAW.
12.1.    Governing Law. This Agreement and all Covered Actions will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. As used herein, the term “Covered Action” means any action claim, cause of action or suit (whether based in contract, tort or otherwise), inquiry, proceeding or investigation arising out of, based upon or relating to (a) this

Agreement or relating to the subject matter hereof, (b) the corporate affairs, corporate governance or internal affairs of the Company and its Subsidiaries, whether or not specifically addressed in this Agreement, (c) any derivative action or proceeding brought by any stockholder on behalf of the Company, (d) relating to any breach or alleged breach of fiduciary duty owed by any director or officer of the Company to the Company or its stockholders or (e) relating to any breach or alleged breach of fiduciary duty by any director or officer of any Subsidiary of the Company to such Subsidiary or to the Company.
12.2.    Consent to Jurisdiction; Venue; Service. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of Wilmington in the State of Delaware for the purpose of any Covered Action, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any Covered Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any Covered Action or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any Covered Action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Covered Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party consents to service of process in any Covered Action in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 12.2, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
12.3.    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.4.    Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.
12.5.    Waiver of Sovereign Immunity.
12.5.1.    With respect to the liability of each Equity Investor to perform its obligations under this Agreement, with respect to itself or its property, each Equity Investor:
12.5.1.1.    agrees that, for purposes of the doctrine of sovereign immunity, the execution, delivery and performance by it of this Agreement constitutes private and commercial acts done for private and commercial purposes;
12.5.1.2.    agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement in accordance with the terms hereof, the Equity Investor is not entitled to any immunity on the basis of sovereignty in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;
12.5.1.3.    waives, in any such proceedings, to the fullest extent permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;
12.5.1.4.    subject to the terms and conditions hereof, consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and
12.5.1.5.    specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Equity Investor.

[Signature Pages Follow.]

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	PROJECT AURORA PARENT, INC.

	By:	/s/ Seth Boro
Name: Seth Boro
Title: President

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE LEAD INVESTORS:

THOMA BRAVO FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

THOMA BRAVO FUND XI-A, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

THOMA BRAVO EXECUTIVE FUND XI, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE LEAD INVESTORS:

THOMA BRAVO SPECIAL OPPORTUNITIES FUND II, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

THOMA BRAVO SPECIAL OPPORTUNITIES FUND II-A, L.P.

By:	Thoma Bravo Partners XI, L.P.
Its:	General Partner

By:	Thoma Bravo, LLC
Its:	General Partner

By:	/s/ Seth Boro
Name:	Seth Boro
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE LEAD INVESTORS:

SILVER LAKE PARTNERS IV, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Kenneth Y. Hao
Name:	Kenneth Y. Hao
Title:	Managing Partner & Managing Director

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Kenneth Y. Hao
Name:	Kenneth Y. Hao
Title:	Managing Partner & Managing Director
THE CO-INVESTORS:

SLP AURORA CO-INVEST, L.P.

By:	SLP DENALI CO-INVEST GP, L.L.C., its general partner

By:	Silver Lake Technology Associates III, L.P., its managing member

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

By:	/s/ Kenneth Y. Hao
Name:	Kenneth Y. Hao
Title:	Managing Partner & Managing Director

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

ALPINVEST PARTNERS CO- INVESTMENTS 2014 I C.V.

By:	AlpInvest Partners 2014 I B.V., its general partner

By:	AlpInvest Partners B.V., its managing director

By:	/s/ Maarten van Rossum
Name:	Maarten van Rossum
Title:	Principal – Portfolio & Risk Analysis

By:	/s/ P.F.F. de van der Schueren
Name:	P.F.F. de van der Schueren
Title:	Chief Legal Officer

ALPINVEST PARTNERS CO- INVESTMENTS 2014 II C.V.

By:	AlpInvest Partners 2014 II B.V., its general partner

By:	AlpInvest Partners B.V., its managing director

By:	/s/ Maarten van Rossum
Name:	Maarten van Rossum
Title:	Principal – Portfolio & Risk Analysis

By:	/s/ P.F.F. de van der Schueren
Name:	P.F.F. de van der Schueren
Title:	Chief Legal Officer

AM 2014 CO C.V.

By:	AlpInvest Mich B.V., its general partner

By:	AlpInvest Partners B.V., its managing director

By:	/s/ Maarten van Rossum

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

Name:	Maarten van Rossum
Title:	Principal – Portfolio & Risk Analysis

By:	/s/ P.F.F. de van der Schueren
Name:	P.F.F. de van der Schueren
Title:	Chief Legal Officer

ALPINVEST GA CO C.V.

By:	AlpInvest GA I B.V., its general partner

By:	AlpInvest Partners B.V., its managing director

By:	/s/ Maarten van Rossum
Name:	Maarten van Rossum
Title:	Principal – Portfolio & Risk Analysis

By:	/s/ P.F.F. de van der Schueren
Name:	P.F.F. de van der Schueren
Title:	Chief Legal Officer

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

HERMES USA INVESTORS VENTURE II, LP

By:	/s/ Simon Moss
Name:	Simon Moss
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

HOWARD HUGHES MEDICAL INSTITUTE

By:	/s/ Landis Zimmerman
Name:	Landis Zimmerman
Title:	Vice President and Chief Investment Officer

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

SMRS-TOPE LLC

By:	HVST-TOPE LLC, its Managing Member

By:	HarbourVest Partners L.P., its Manager

By:	HarbourVest Partners, LLC, its General Partner

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

MERANTI FUND L.P.

By:	Meranti Associates L.P., its General Partner

By:	Meranti Associates LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

HARBOURVEST GLOBAL ANNUAL PRIVATE EQUITY FUND L.P.

By:	HarbourVest Global Associates L.P., its General Partner

By:	HarbourVest Global Associates LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

HARBOURVEST 2015 GLOBAL FUND L.P.

By:	HarbourVest 2015 Global Associates L.P., its General Partner

By:	HarbourVest 2015 Global Associates LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

HARBOURVEST PARTNERS X BUYOUT FUND LP.

By:	HarbourVest X Associates LP., its General Partner

By:	HarbourVest X Associates LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

HARBOURVEST PARTNERS X AIF BUYOUT L.P.

By:	HarbourVest Partners (Europe) Limited, its Alternative Investment Fund Manager

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Authorized Person

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

HARBOURVEST PARTNERS IX-BUYOUT FUND L.P.

By:	HarbourVest IX-Buyout Associates L.P., its General Partner

By:	HarbourVest IX-Buyout Associates LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

NPS CO-INVESTMENT (A) FUND L.P.

By:	NPS Co-Investment Associates L.P., its General Partner

By:	HarbourVest GP LLC, its General Partner

By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

LEXINGTON CO-INVESTMENT HOLDINGS III, L.P.

By:	CIP Partners III, L.P., its general partner

By:	CIP Partners GP III LLC, its general partner

By:	Lexington Partners L.P., its managing member

By:	Lexington Partners Advisors GP L.L.C., its general partner

By:	Lexington Partners Advisors Holdings L.P., its sole member

By:	Lexington Partners Advisors Holdings GP L.L.C., its general partner

By:	/s/ Thomas Giannetti
Name:	Thomas Giannetti
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

NB CROSSROADS XX – MC HOLDINGS LP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

NB CROSSROADS XXI – MC HOLDINGS LP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

NB WILDCATS FUND LP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

NB RP CO-INVESTMENT & SECONDARY FUND LLC

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

NB SONORAN FUND LIMITED PARTNERSHIP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

TFL TRUSTEE COMPANY LIMITED AS TRUSTEE OF THE TFL PENSION FUND

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

NB – IOWA’S PUBLIC UNIVERSITIES LP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

NB PEP HOLDINGS LIMITED

By:	/s/ Christian Neira
Name:	Christian Neira
Title:	Authorized Signatory

NEUBERGER BERMAN INSURANCE FUND SERIES OF THE SALI MULTI-SERIES FUND, L.P.

By:	/s/ Gregory Bellush
Name:	Gregory Bellush
Title:	Managing Director

NB STRATEGIC CO-INVESTMENT PARTNERS II HOLDINGS LP

By:	/s/ Teale Long
Name:	Teale Long
Title:	Authorized Signatory

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

THE CO-INVESTORS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Susan M. Garrett
Name:	Susan M. Garrett
Title:	Second Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By:	/s/ Susan M. Garrett
Name:	Susan M. Garrett
Title:	Vice President

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

Schedule I – Cap Table

Name of Purchaser	Number of Shares of Class A Common	Number of Shares of Class B Common	Price of Class A Common	Price of Class B Common	Total Price
Lead Investors
Thoma Bravo Fund XI, L.P.	460,263.35	17,181,430.55	$460,263,351.64	$4,649,124.76	$464,912,476.40
Thoma Bravo Fund XI-A, L.P.	231,155.62	8,628,938.69	$231,155,620.81	$2,334,905.26	$233,490,526.07
Thoma Bravo Executive Fund XI, L.P.	10,153.86	379,039.30	$10,153,863.26	$102,564.28	$10,256,427.53
Thoma Bravo Special Opportunities Fund II, L.P.	200,830.86	7,496,928.71	$200,830,863.56	$2,028,594.58	$202,859,458.14
Thoma Bravo Special Opportunities Fund II-A, L.P.	97,496.30	3,639,494.46	$97,496,300.74	$984,811.12	$98,481,111.86
Silver Lake Partners IV, L.P.	866,852.21	32,359,215.70	$866,852,212.05	$8,756,082.95	$875,608,295.00
Silver Lake Technology Investors IV, L.P.	14,247.79	531,863.72	$14,247,787.95	$143,917.05	$14,391,705.00
Co-Investors
SMRS-TOPE LLC	34,650.00	1,293,469.42	$34,650,000.00	$350,000.00	$35,000,000.00

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

Meranti Fund L.P.	4,950.00	184,781.35	$4,950,000.00	$50,000.00	$5,000,000.00
HarbourVest Global Annual Private Equity Fund L.P.	4,455.00	166,303.21	$4,455,000.00	$45,000.00	$4,500,000.00
HarbourVest 2015 Global Fund L.P.	2,970.00	110,868.81	$2,970,000.00	$30,000.00	$3,000,000.00
HarbourVest Partners X Buyout Fund L.P.	6,930.00	258,693.88	$6,930,000.00	$70,000.00	$7,000,000.00
HarbourVest Partners X AIF Buyout L.P.	2,970.00	110,868.81	$2,970,000.00	$30,000.00	$3,000,000.00
HarbourVest Partners IX-Buyout Fund L.P.	12,375.00	461,953.36	$12,375,000.00	$125,000.00	$12,500,000.00
NPS Co-Investment (A) Fund L.P.	4,950.00	184,781.35	$4,950,000.00	$50,000.00	$5,000,000.00
NB Crossroads XX - MC Holdings LP	3,960.00	147,825.08	$3,960,000.00	$40,000.00	$4,000,000.00
NB Crossroads XXI - MC Holdings LP	1,485.00	55,434.40	$1,485,000.00	$15,000.00	$1,500,000.00
NB Wildcats Fund LP	990.00	36,956.27	$990,000.00	$10,000.00	$1,000,000.00
NB RP Co-Investment & Secondary Fund LLC	990.00	36,956.27	$990,000.00	$10,000.00	$1,000,000.00
NB Sonoran Fund Limited Partnership	990.00	36,956.27	$990,000.00	$10,000.00	$1,000,000.00

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

TFL Trustee Company Limited as Trustee of the TFL Pension Fund	4,950.00	184,781.35	$4,950,000.00	$50,000.00	$5,000,000.00
NB - Iowa's Public Universities LP	990.00	36,956.27	$990,000.00	$10,000.00	$1,000,000.00
NB PEP Holdings Limited	3,465.00	129,346.94	$3,465,000.00	$35,000.00	$3,500,000.00
Neuberger Berman Insurance Fund Series of the SALI Multi-Series Fund, L.P.	1,980.00	73,912.54	$1,980,000.00	$20,000.00	$2,000,000.00
NB Strategic Co-Investment Partners II Holdings LP	29,700.00	1,108,688.07	$29,700,000.00	$300,000.00	$30,000,000.00
Lexington Co-Investment Holdings III, L.P.	24,750.00	923,906.73	$24,750,000.00	$250,000.00	$25,000,000.00
Howard Hughes Medical Institute	4,950.00	184,781.35	$4,950,000.00	$50,000.00	$5,000,000.00
Hermes USA Investors Venture II, LP	9,900.00	369,562.69	$9,900,000.00	$100,000.00	$10,000,000.00
The Prudential Insurance Corporation of America	7,425.00	277,172.02	$7,425,000.00	$75,000.00	$7,500,000.00
The Prudential Legacy Insurance Corporation of New Jersey	7,425.00	277,172.02	$7,425,000.00	$75,000.00	$7,500,000.00
AlpInvest Partners Co-	40,986.00	1,529,989.54	$40,986,000.00	$414,000.00	$41,400,000.00

Project Aurora Parent, Inc.
Stockholders Agreement
February 5, 2016

Investments 2014 I C.V.
AlpInvest Partners Co-Investments 2014 II C.V.	6,642.90	247,976.57	$6,642,900.00	$67,100.00	$6,710,000.00
AM 2014 Co C.V.	1,277.10	47,673.59	$1,277,100.00	$12,900.00	$1,290,000.00
AlpInvest GA Co C.V.	594.00	22,173.76	$594,000.00	$6,000.00	$600,000.00
SLP Aurora Co-Invest, L.P.	346,500.00	12,934,694.16	$346,500,000.00	$3,500,000.00	$350,000,000.00
Managers
Jason Bliss	161.30	6,021.33	$161,301.79	$1,629.31	$162,931.10
Joe Ciccarello	64.44	2,405.42	$64,437.42	$650.88	$65,088.30
Bart Kalsu	742.55	27,718.98	$742,547.52	$7,500.48	$750,048.00
Patrick McKinney	149.16	5,568.23	$149,163.99	$1,506.71	$150,670.70
Kevin Thompson	8,217.05	306,738.90	$8,217,049.90	$83,000.50	$8,300,050.40

EXHIBIT A

Counterpart Signature Page

The undersigned hereby agrees to join, become a party to and be bound, as a “Stockholder”, and a [Lead Investor / Manager / Co-Investor], by the Stockholders’ Agreement of Project Aurora Parent, Inc. (the “Company”), entered into as of ________ __, 20__, by and among: (i) Project Aurora Parent, Inc.; (ii) [_________________], (iii) [____________________], and (iv) certain other holders of the Company’s outstanding securities, as the same may be in effect from time to time.

Name of Stockholder

By:
(if applicable)

By:
Name:
Title:

Dated: ________ ___, 20__

Address for notices: